AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                      American Enterprise Variable Account

                                POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


Each of the undersigned, as a principal financial officer and controller, respectively, of American Enterprise Life Insurance Company (AEL), sponsor of the unit investment trust consisting of the American Enterprise Variable Account in connection with the filing of registration statements on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Sherilyn K. Beck, Colin Lancaster and Timothy S. Meehan or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 9th day of April, 1998.


/s/  Jeffrey S. Horton                                    April 8, 1998
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     Jeffrey S. Horton
     Vice President and Treasurer


/s/  Philip C. Wentzel                                    April 9, 1998
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     Philip C. Wentzel
     Controller